UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2020

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

2387 Liberty Way, Virginia Beach, Virginia 23456

(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FRG	NASDAQ Global Market

7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 26, 2020, Franchise Group, Inc. (the “Company”) issued a press release announcing its preliminary results for the third quarter ended September 26, 2020. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 4.02	(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on October 23, 2019, Franchise Group, Inc. (the “Company”) completed its acquisition of the Sears Outlet Segment and Buddy’s Home Furnishing Stores businesses of Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHOS”), each as described in SHOS’s annual report on Form 10-K for the fiscal year ended February 2, 2019 (collectively, the “Business”) of SHOS, pursuant to the terms of the Equity and Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 27, 2019, by and among SHOS, Franchise Group Newco S, LLC (“Newco S”) and the Company (solely for the purposes of Section 10.17 thereto, pursuant to which the Company guaranteed, among other things, the performance of Newco S’s obligations and the payment of amounts due to SHOS under the Purchase Agreement up to and including the closing of the Acquisition (the “Closing”), in addition to agreeing to fund a certain equity contribution to Newco S in order to consummate the Acquisition). At the Closing, pursuant to the Purchase Agreement, Newco S acquired the Business from SHOS (the “Acquisition”) through the purchase of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity interests of certain subsidiaries of SHOS, in each case primarily used in or related to the Business, and the Company’s guarantee obligations under the Purchase Agreement terminated.

On January 8, 2020, the Company filed a Current Report on Form 8-K/A (the “Amendment No.1”) to provide certain financial statements of Sears Outlet Stores (a carve-out business of SHOS) (“Sears Outlet Stores”) required by Item 9.01 of Form 8-K, including unaudited combined financial statements of Sears Outlet Stores as of and for the twenty-six weeks ended August 3, 2019 and August 4, 2018 (the “Original Sears Outlet Interim Financial Statements”). Amendment No. 1 also included unaudited pro forma financial information required by Item 9.01 of Form 8-K that illustrated certain effects of the Company’s acquisition of Sears Outlet in addition to other recent transactions and business acquisitions of the Company (the “January Pro Forma Financial Statements”).

On October 20, 2020, the Chief Financial Officer of the Company determined that the Original Sears Outlet Interim Financial Statements should no longer be relied upon. In reviewing the accounting practices of Sears Outlet Stores subsequent to the closing of the acquisition, the Company has determined that the Original Sears Outlet Interim Financial Statements contain errors related to carve-out adjustments recorded to allocate Sears Hometown and Outlet, Inc.’s corporate costs and other shared accounts and adjustments to correct certain financial statement presentation matters, including the presentation of the non-cash impact of the adoption of FASB Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) in the statement of cash flows for the twenty-six weeks ended August 3, 2019, and errors related to footnote disclosures.

The Chief Financial Officer of the Company discussed the matters with BDO USA LLP, the previous independent auditor of Sears Outlet Stores.

The Company is concurrently filing a Current Report on Form 8-K/A (“Amendment No. 2”) that includes restated unaudited combined financial statements of Sears Outlet Stores as of and for the twenty-six weeks ended August 3, 2019 and August 4, 2018 (the “Restated Sears Outlet Interim Financial Statements”), which supersede in their entirety the Original Sears Outlet Interim Financial Statements. While the restatement of the Original Sears Outlet Interim Financial Statements would have had an impact on the January Pro Forma Financial Statements, the Company later filed a Current Report on Form 8-K/A on June 19, 2020 that included unaudited pro forma financial statements of the Company (the “June Pro Forma Financial Statements”), which included the acquisition of Sears Outlet Stores in addition to certain business acquisitions and transactions completed by the Company following the filing of Amendment No. 1. The Company is filing a separate Current Report on Form 8-K/A concurrently with this Current report on Form 8-K/A to provide corrections to certain errors included in the June Pro Forma Financial Statements.

The restatement of the Original Sears Outlet Interim Financial Statements primarily resulted in:

•	Combined Balance Sheets changes:

o	Prepaid expenses and other current assets decreased $0.8 million as of August 4, 2018;
o	Property and Equipment, net decreased 0.6 million as of August 3, 2019;
o	Operating Lease Right of Use Assets decreased $0.7 million as of August 3, 2019;
o	Payable to related party decreased $1.3 million as of August 3, 2019;
o	Accounts payable decreased $2.5 million and $1.6 million as of August 3, 2019 and August 4, 2018, respectively;
o	Current operating lease liability increased $0.3 million as of August 3, 2019;
o	Other current liabilities increased $7.7 million and $2.8 million as of August 3, 2019 and August 4, 2018, respectively;
o	Long Term Operating Lease Liability decreased $1.8 million as of August 3, 2019;
o	Equity decreased $4.0 million and $1.9 million as of August 3, 2019 and August 4, 2018, respectively;
o	Total current assets decreased $0.1 million, Total Assets decreased $1.4 million, Total current liabilities increased $4.3 million, and Total Liabilities increased $2.5 million as of August 3, 2019; and
o	Total current assets decreased $0.4 million, Total Assets decreased $0.4 million, Total current liabilities increased $1.4 million, and Total Liabilities increased $1.5 million as of August 4, 2018.

•	Combined Statements of Operations changes:

o	Net Sales decreased $0.7 million for the twenty-six weeks ended August 3, 2019
o	Selling and administrative expenses increased $7.2 million and $0.4 million for the twenty-six weeks ended August 3, 2019 and August 4, 2018, respectively;
o	Gain on sale of assets decreased $0.7 million for the twenty-six weeks ended August 3, 2019;
o	Depreciation and amortization expense increased $0.3 million and $0.4 million for the twenty-six weeks ended August 3, 2019 and August 4, 2018, respectively;
o	Income tax expense decreased $0.3 million for the twenty-six weeks ended August 3, 2019 and August 4, 2018;
o	Total costs and expenses increased $8.3 million, operating income decreased $8.4 million, and Net Income decreased $8.2 million for the twenty-six weeks ended August 3, 2019; and
o	Total costs and expenses increased $0.3 million, operating income decreased $1 million, and Net Income decreased $0.7 million for the twenty-six weeks ended August 4, 2018.

•	Combined Statements of Changes in Equity:

o	Net income decreased $8.8 million and $1,5 million for the twenty-six weeks ended August 3, 2019 and August 4, 2018, respectively; and
o	Transfers to parent decreased $4.8 million $0.4 million for the twenty-six weeks ended August 3, 2019 and August 4, 2018, respectively

•	Combined Statements of Cash Flows changes:

o	Net cash used in operating activities decreased $105.6 million for the twenty-six weeks ended August 3, 2019, mainly related to Topic 842, and net cash provided by operating activities increased $5.0 million for the twenty-six weeks ended August 3, 2018;
o	Net cash provided by investing activities decreased $1.9 million for the twenty-six weeks ended August 3, 2019 and net cash provided by investing activities decreased $5.1 million for the twenty-six weeks ended August 3, 2018; and

o	Net cash provided by financing activities decreased $103.6 million for the twenty-six weeks ended August 3, 2019, mainly related to Topic 842, and net cash used in financing activities decreased $0.1 million for the twenty-six weeks ended August 3, 2018.

•	Notes to Combined Financial Statements changes:

o	Related footnote amounts were corrected to conform to the restatements to the Original Sears Outlet Interim Financial Statements;
o	Revisions to future minimum lease payments under operating leases at August 3, 2019 in Note 8 – Leases;
o	Inclusion of quantitative disclosure for Transactions with Parent for the twenty-six weeks ended August 3, 2019 and August 4, 2018 in Note 7 – Related Party Agreements and Transactions; and
o	Other footnote restatements for clerical related items.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: October 26, 2020	By:	/s/ Eric Seeton

Eric Seeton

Chief Financial Officer